Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-105828, 333-111944 and 333-123208) pertaining to the Amended and Restated 1997 Equity Incentive Plan, the Amended and Restated 1998 Non-Employee Directors’ Stock Option Plan, the Amended and Restated 2001 Non-Statutory Plan and the 2003 Employee Stock Purchase Plan of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.), the Registration Statements on Form S-3 (File Nos. 333-38092, 333-54066, 333-104022, 333-112821, 333-117523, 333-126678, and 333-133413) and related prospectuses, and the Registration Statement on Form S-1 (File No. 333-146674) and related prospectus of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.) of our report dated September 27, 2006 with respect to the consolidated financial statements of Urigen Pharmaceuticals, Inc. (formerly Valentis, Inc.) included in this Annual Report (Form 10-K/A) for the year ended June 30, 2007.

Palo Alto, California	By:	/s/ ERNST & YOUNG LLP
March 6, 2008